EXHIBIT 32
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADDED BY SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Mid Penn Bancorp, Inc. (the “Corporation”) on Form 10-Q for the period ending March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rory G. Ritrievi, President and CEO, and I, Allison S. Johnson, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as added pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
2.To my knowledge, the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of Mid Penn Bancorp, Inc. as of the dates and for the periods expressed in the Report.

By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and CEO

Date:	May 9, 2023

By:	/s/ Allison S. Johnson
Allison S. Johnson
Chief Financial Officer

Date:	May 9, 2023